SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                           (Amendment No.   )

                       Filed by the Registrant /x/

               Filed by a Party other than the Registrant [ ]


     Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
 /x/ Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       ACCESS PHARMACEUTICALS, INC.
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


           ----------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
 /x/ No fee required
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:
 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                      ACCESS PHARMACEUTICALS, INC.
                    2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214)  905-5100



                                                               May 14, 1999



To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Access Pharmaceuticals, Inc. (the "Company" or "Access") to be held on Monday, June 28, 1999 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, New York 10019, (212) 247-5100 (the "Meeting").

The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the Stockholders at the Meeting. The Board of Directors unanimously recommends that Access' Stockholders approve the proposals. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON.

                                          Sincerely,

                                          /s/ Herbert H. McDade, Jr.
                                          --------------------------
                                          Herbert H. McDade, Jr.
                                          Chairman of the Board of Directors

                       ACCESS PHARMACEUTICALS, INC.
                     2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214)  905-5100



                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on June 28, 1999


PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the "Meeting") of Access Pharmaceuticals, Inc. (the "Company" or "Access") will be held at the New York Athletic Club, 180 Central Park South, New York, New York 10019,
(212) 247-5100, on Monday, June 28, 1999, at 10:00 a.m., local time, for the following purposes:

1.  To elect one Class 1 Director, to hold office for a term of three years.

2. To consider and vote upon a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares issuable under the plan.

3. To consider and vote upon a proposal to amend the Company's 1995 Stock Option Plan to adjust the number of options to be granted to non-employee directors.

4. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as independent accountants for the Company for the fiscal year ending December 31, 1999.

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on April 29, 1999, the record date for the Meeting, are entitled to receive notice of, and to vote at the Meeting and any adjournment or postponement thereof. The Company's Annual Report for the fiscal year ended December 31, 1998 accompanies the Proxy Statement.

Information relating to the proposals is set forth in the accompanying Proxy Statement dated May 14, 1999. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Herbert H. McDade, Jr.
                                          -----------------------
                                          Herbert H. McDade, Jr.
                                          Chairman of the Board of Directors

Dallas, Texas
May 14, 1999

                   ------------------------------------------
Stockholders are cordially invited to attend the Meeting in person. YOUR
VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock Transfer & Trust Co., 40
Wall Street, 46th Floor, New York, New York 10005 ("American Stock Transfer"). Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder. American Stock Transfer & Trust Company's telecopy number is (718) 234-2287.

                       ACCESS PHARMACEUTICALS, INC.
                     2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214)  905-5100
                           __________________

                            PROXY STATEMENT
                           __________________

                     ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On June 28, 1999

This Proxy Statement is furnished by Access Pharmaceuticals, Inc., a
Delaware corporation (the "Company" or "Access"), to holders of common stock, par value $.01 per share (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof (the "Meeting"). The Meeting will be held on Monday, June 28, 1999 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, New York 10019,
(212) 247-5100. This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about May 14, 1999. The Company's mailing address and the location of its principal executive offices are at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207, (214) 905-5100.

A Stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to the Secretary of the Company not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein.

At the close of business on April 29, 1999, the record date for the Meeting, there were outstanding and entitled to vote 3,429,402 shares of Common Stock. The Company has no other outstanding voting securities. Each outstanding share of Common Stock is entitled to one vote. A complete list of Stockholders entitled to vote at the meeting will be available for examination by any Stockholder for any purpose germane to the meeting at the Company's principal executive offices, during normal business hours, at least ten business days prior to the Meeting. The Bylaws of the Company require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and the Annual Report for the fiscal year of the Company ended December 31, 1998 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. The Company expects to solicit proxies primarily by mail, but Directors, officers and regular employees of the Company may also solicit in person, by telephone or by telecopy.

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgement.

This proxy statement should be read in conjunction with the Annual Report of the Company, including financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1998.


                               PROPOSAL 1

                         Election of Directors

The Company's Certificate of Incorporation and Bylaws presently provide that the Board of Directors of the Company (the "Board of Directors" or the "Board") shall consist of three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its members at six. The term of office of one class of Director expires each year in rotation so that one class is elected at each annual meeting for a three-year term. The Board presently consists of five members.

Nominee for Term Expiring at the Annual Meeting of
Stockholders in 2002 (Class 1 Directors)

Max Link, Ph.D., is currently the only member of the Class
1 Directors. He has served as a Director since 1996. His term expires at the Meeting. If elected at the Meeting, Dr. Link will serve for a term of three years expiring on the date of the annual meeting of Stockholders in 2002. The terms of the other four Directors will continue as indicated below.

Business and Experience of Nominees for Director

Max Link, Ph.D. has been a director of the Company since
June 1996. He also is a member of the Audit & Finance, Compensation and Nominating Committees of the Board of Directors. He has held a number of executive positions with pharmaceutical and health care companies. Most recently, from 1993 until 1994, he served as Chief Executive Officer of Corange Limited. Prior to joining Corange, Dr. Link served in a number of positions with Sandoz Pharma Ltd., including Chief Executive Officer, from 1987 until 1992, and Chairman from 1992 until 1993. Dr. Link currently serves on the board of directors of eight other publicly-traded life science companies: Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., CytRx Corporation, Discovery Laboratories, Inc., Human Genome Sciences, Inc., Procept, Inc., Protein Design Labs, Inc. and Sulzes Medica, Ltd. Dr. Link received his Ph.D. in Economics from the University of St. Gallen in 1970.

The nominee has consented to serve as a Director of the Company and the Board of Directors has no reason to believe that the nominee will be unavailable. There is no family relationship among any of the Directors or nominees.

The Board recommends a vote "FOR" the proposed nominee to the Board.

UNLESS OTHERWISE INDICATED THRERON, THE ACCOMPANYING PROXY WILL BE VOTED
FOR THE NOMINEE NAMED ABOVE. HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE
BOARD OF DIRECTORS IN THE EVENT THE NOMINEE IS UNABLE OR UNWILLING TO SERVE.

Information With Respect to Directors Whose Terms Continue and
Executive Officers

Director Whose Term Expires at the Annual Meeting in 2000
(Class 2 Director)

Stephen B. Howell, M.D. has served as a Director of the Company since 1996. Dr. Howell is a member of the Compensation Committee of the Board of Directors. Dr. Howell is a professor of medicine at the University of California, San Diego, and Director of the Clinical Investigation and Development Therapeutics program of the UCSD Cancer Center. Dr. Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He also serves on the National Research Council of the American Cancer Society and the editorial boards of several medical journals. Dr. Howell also serves on the Board of Directors of Beacon Laboratories.

Directors Whose Term Expires at the Annual Meeting in 2001
(Class 3 Directors)

Mr. Herbert H. McDade, Jr. was elected a Director of the Company in 1988 and presently is Chairman of the Board of Directors. In February 1989, he was elected Vice-Chairman of the Board of Directors and Chief Executive Officer of the Company. In June 1989, he was elected Chairman of the Board of Directors and Treasurer in addition to his responsibilities as Chief Executive Officer, and from 1990 to January 1996 he was President of the Company. Mr. McDade served in such capacities until January 25, 1996. He is also a member of the Audit & Finance Committee of the Board of Directors. He is currently President and Chief Executive Officer of the Thoma Corporation, a closely-held health care consulting company. In addition, he also serves on the Boards of CytRx Corporation, Shaman Pharmaceuticals, Inc., Discovery Laboratories, Inc. and Clarion Pharmaceuticals, Inc. From 1986 to 1987 he served as Chairman of the Board of Directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including President of the International Division of the Revlon Health Care Group from 1979 to 1986. He was previously associated for twenty years in various executive capacities with The Upjohn Company. From January 1989 to July 1995 he served on the Board of Access Pharmaceuticals, Inc., a Texas corporation ("API").

Mr. Kerry P. Gray has been President and Chief Executive Officer and a Director of the Company since January 25, 1996. Prior to such time, from June 1993, he served as President and Chief Executive Officer of API. Previously, Mr. Gray served as Vice President and Chief Financial Officer of PharmaSciences, Inc., a company he co-founded to acquire technologies in the drug delivery area. From 1990 to 1991, Mr. Gray was Senior Vice President, Americas, Australia and New Zealand of Rhone-Poulenc Rorer, Inc. Prior to the Rorer/Rhone Poulenc merger, he had been Area Vice President Americas of Rorer International Pharmaceuticals. Previously, from 1986 to 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in that same capacity for the Revlon Health Care Group of companies before their acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions in Revlon Health Care Group. Mr. Gray's experience in the pharmaceutical industry totals 24 years.

Mr. J. Michael Flinn has served as a Director of the Company since 1983. He also is a member of the Audit & Finance and Nominating Committees of the Board of Directors. Since 1970 he has been an investment counselor. Currently he is a consultant to the Operations Group of United Asset Management. Previously from 1970 to 1996 he was a principal with the investment counseling firm of Sirach Capital Management, Inc. He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $6.5 billion. He serves as a board member of Oridigm Corporation, Lonesome Dove Petroleum and Carroll College.

Executive Officers

In addition to executive officers of the Company who are also directors, set forth below is the business experience of the other executive officers of the Company.

David P. Nowotnik, Ph.D. has been Vice President Research and Development since November 1998. Prior to joining Access, Dr. Nowotnik had been with Guilford Pharmaceuticals, Inc. from 1994 until 1998 in the position of Senior Director, Product Development responsible for a team of scientists developing polymeric controlled-release drug delivery systems. From 1988 to 1994 he was with Bristol-Myers Squibb working in the area of discovery of technetium radiopharmaceuticals and MRI contrast agents. From 1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Stephen B. Thompson has been Chief Financial Officer of the Company since January 25, 1996. Previously from 1990 to 1996 he was Controller and Administration Manager of API. From 1989 to 1990, he was Controller of Robert E. Woolley, Inc. a hotel real estate company where he was responsible for accounting, finances and investor relations. Previously, from 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe International Corporation.

Officers and Directors

The directors and executive officers of the Company are as follows:

        Name              Age      Position Held with Access
-----------------------   ----  ------------------------------
Herbert H. McDade, Jr.     72   Chairman of the Board of Directors

Kerry P. Gray              46   President, Chief Executive
Officer, Director

J. Michael Flinn           65   Director

Stephen. B. Howell. M.D.   54   Director

Max Link, Ph.D.            58   Director

David P. Nowotnik, Ph.D.   50   Vice President Research & Development

Stephen B. Thompson        45   Chief Financial Officer, Treasurer


Meetings of The Board of Directors and Committees

The Board of Directors of the Company held a total of six meetings in 1998. The Company has a Nominating Committee comprised of J. Michael Flinn and Max Link. The Company also has an Audit & Finance Committee comprised of J. Michael Flinn, Max Link and Herbert H. McDade, Jr. The members of the Audit & Finance committee met one time during 1998 to review auditing activities. The Board of Directors also has a Compensation Committee, presently composed of Stephen B. Howell, Max Link and J. Michael Flinn. The Compensation Committee met twice in 1998. During the fiscal year ended December 31, 1998 each Director attended at least 75% of the aggregate of the total number of such meetings of the Board and at least 75% of the aggregate of the total number of meetings held by all committees on which the individual director served.

Compensation of Directors

Each Director who is not an employee of the Company receives a quarterly fee of $1,250, plus $1,000 for each board meeting which he attends and $500 for each committee meeting he attends as member of the Audit and Finance and/or Compensation Committees. Each Committee Chairman also received $250 for each meeting he attends. In addition the Company reimbursed each director, whether an employee or not, expenses of attending board and committee meetings. Subject to Stockholder approval, each non-employee director will also be entitled to receive stock options to purchase 5,000 shares of Common Stock of the Company on the date of each Annual Meeting of Stockholders and 20,000 shares of Common Stock of the Company when he/she is first appointed as Director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, Executive Officers and persons who own more than ten percent of a registered class of the Company's equity securities ("10% holders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers and 10% holders are required by SEC regulation to furnish the Company with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to the Company or written representations from the Company's
Directors and executive officers during the fiscal year ended
December 31, 1998, all Section 16(a) filing requirements applicable to its Directors, officers and 10% holders were complied with.

Executive Compensation

The following table sets forth the aggregate compensation paid by the Company to the CEO and each of the most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996.



         The remainder of this page is intentionally left blank.

                      Summary Compensation Table

                                                        Long-term
                          Annual Compensation          Compensation
                                                         Awards
                      --------------------------  ---------------------
     Name and                                  Securities Underlying  All Other
 Principal Position    Year    Salary    Bonus        Options          Compens.
--------------------  -----  --------- -------- --------------------- --------
Kerry P. Gray
President and CEO (1)  1998  $236,497        $0        160,000        $1,200 (2)
                       1997   221,025         0              0           573 (2)
                       1996   201,250         0         10,000         2,616 (2)

W. Eric Bowditch
Vice President
Business
Development (3)        1998  $103,565        $0              0            $0
                       1997   135,243    11,271          1,500        27,671 (4)
                       1996    69,360         0          3,500             0

(1) Mr. Gray, President and CEO, became an officer of the Company on January 25, 1996. Previously he held the same position at API.

(2) The Company paid Mr. Gray for certain expenses in the amount of $1,200 for life insurance in 1998, $573 for long-term disability in 1997, and in the aggregate amount of $2,616 for life insurance and long-term disability in 1996.

(3) Mr. Bowditch was Vice President Business Development between June 21, 1996 and September 25, 1998.

(4) The Company paid Mr. Bowditch for reimbursement of moving expenses, selling and purchasing housing costs in the aggregate of $27,671 in 1997.

Options Grants in 1998

              INDIVIDUAL OPTION GRANTS IN LAST FISCAL YEAR

                             Percent of                         Potential Realizable
                  Number of  Total Options                        Value at Assumed
                 Securities  Granted to                             Annual Rates of
                 Underlying  Employees in  Exercise  Expiration  Stock Appreciation
    Name          Options    Fiscal Year     Price      Date    For Option Term (2)
---------------- ----------   ---------    --------  --------  ---------------------
                                                                   5%        10%
                                                                ---------  ---------
Kerry P. Gray(1)  160,000         52%        $3.00    06/18/08   $302,000   $765,000

(1) Mr. Gray had 100,000 options vest on the grant date and are exercisable. The remaining 60,000 options vest 2.083% monthly after twelve months from the grant date and are cumulatively exercisable 48 months after the grant date.

(2) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

Option Exercises and Year-End Value Table

This table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1998. Also reported are the values of "in-the-money" stock options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                              OPTION VALUES

                                         Number of          Value of
                                   Securities Underlying  Unexercised In-
                                        Unexercised        The-Money
            Number of                   Options (#)        Options (1)
         Shares Acquired    Value
  Name    On Exercise (#)  Realized ($) Exercisable/     Exercisable/
                                        Unexercisable    Unexercisable
--------  ---------------  --------     -------------    -------------
K.  Gray         -             -         100,000/60,000      $0 / $0

(1) Amounts disclosed in these columns do not reflect amounts actually received by the named executive officers but are calculated based on the difference between fair market value of the Company's Common Stock at the end of 1998, as determined by the closing price of the stock on the OTC Bulletin Board, less the exercise price payable for such shares, in accordance with the rules and regulations adopted by the Securities and Exchange Commission.

On June 18, 1998, in connection with the recapitalization of the Company, all stock options granted under the 1995 Stock Option Plan were cancelled and new stock options were issued to directors, employees and consultants at an exercise price of $3.00 per share.

Compensation Pursuant to Agreements and Plans

Employment Agreements

The Company is party to an employment agreement (the "Employment Agreement") with Kerry P. Gray which expires March 31, 2001 and thereafter may be automatically renewed for successive one-year periods. Under this agreement, Mr. Gray is currently entitled to receive an annual base salary of $240,429 subject to adjustment by the Board of Directors. Mr. Gray is eligible to participate in all Company employee benefit programs available to executives. Mr. Gray is also eligible to receive: i) a bonus payable in cash and Common Stock related to the attainment of reasonable performance goals specified by the Board of Directors; ii) stock options at the discretion of the Board of Directors; iii) long-term disability insurance to provide compensation equal to at least 60% of his annual base salary; and, iv) term life insurance coverage of $400,000.

Mr. Gray is entitled to certain severance benefits in the event that his employment is terminated by the Company without cause or by Mr. Gray following a change of control. In the event the Employment Agreement is terminated for any reason by the Company, other than for cause, Mr. Gray would receive the salary due for the remaining term of the agreement or 18 months, whichever is longer. The Company will also continue benefits for such period. In the event that Mr. Gray's employment is terminated within six months following a change in control or by Mr. Gray upon the occurrence of certain events following a change in control, Mr. Gray would receive two years salary and his target bonus. The Company will also continue benefits for such period. The Employment Agreement contains a covenant not to compete with the Company for up to 18 months following the termination date.

Certain Relationships and Related Transactions

David F. Ranney, MD. Dr. Ranney, a former director and officer of Access, beneficially owns 457,380 shares of Common Stock, which represents 13.3% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Dr. Ranney and Access have entered into a Stockholder's Agreement providing for certain rights of Dr. Ranney to be nominated or to have his nominee nominated for election to the Board of Directors of Access at any election of Access Directors so long as Dr. Ranney beneficially owns 10% or more of the issued and outstanding stock of the Company.

Herbert H. McDade, Jr. In consideration for the termination of his employment with Access, Mr. McDade and Access entered into an agreement on October 4, 1995, pursuant to which, among other things, (i) Mr. McDade became a consultant to Access, providing consulting services to Access at least four days each month; (ii) Mr. McDade is paid a base of $1,500 per day of consulting; and (iii) the period for exercise of all options and SARs owned by Mr. McDade was extended from three months after the termination of his employment with Access to the expiration of the option or SAR. During 1998, 1997 and 1996, Thoma Corporation, of which Mr. McDade is a principal, was paid an aggregate amount of $72,000, $72,000 and $60,000, respectively in consulting fees.

Richard Stone Richard Stone is a managing director of Sunrise Securities Corp., which acted as Placement Agent in the 1998 private placement of Common Stock of Access and is acting as Placement Agent in the Company's current 1999 offering. Mr. Stone received 109,904 shares of Common Stock and warrants to purchase 98,473 shares of Common Stock at $3.00 per share in the Company's 1998 private placements. Until August 1, 2001, Sunrise has the right to designate one individual for election to the Company's Board of Directors and, if Sunrise exercises such right, the Company is required to use its best efforts to cause such individual to be elected. In addition, if Sunrise does not exercise such right, the Company shall permit a representative of Sunrise to attend and observe all Board of Directors meetings. Sunrise has not designated any individual for election to the Company's Board of Directors; however, a representative of Sunrise has regularly attended meetings of the Company's Board of Directors.


      The remainder of this page is intentionally left blank.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to the Company the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 28, 1999 by (i) each person who is known by the Company to beneficially own more than five percent of Common Stock of the Company; (ii) each director of the Company; (iii) each of the named executive officers; and (iv) all executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                  Common Stock Beneficially Owned

          Name                      Number of Shares (1)   % of Class
----------------------------------  --------------------  -----------
Herbert H. McDade. Jr. (2)                60,988               1.7%
Kerry P. Gray (3)                        179,040               5.1%
J. Michael Flinn (4)                      13,975                *
Stephen B. Howell (5)                     14,000                *
Max Link (6)                              12,000                *
Stephen B. Thompson (7)                    7,023                *
David F. Ranney (8)                      457,380              13.3%
Nicholas Madonia, Individually
  and as Trustee (9)                     270,884               7.9%
Richard Stone (10)                       221,877               6.3%
All Directors and Executive Officers
as a group (consisting of 7 persons)     287,026               7.9%

* Less than 1%

(1) Includes Common Stock held plus all options and warrants exercisable within 60 days after April 28, 1999. Unless otherwise indicated, the persons listed have sole voting and investment powers with respect to all such shares.

(2) Including presently exercisable options for the purchase of 13,781 shares of Common Stock and 7,591 exercisable SARs pursuant to the 1987 Stock Option Plan and presently exercisable options for the purchase of 12,500 shares of Common Stock pursuant to the 1995 Stock Option Plan. Also includes 1,000 shares of Common Stock owned by Thoma Corporation of which Mr. McDade is the beneficial owner.

(3) Including presently exercisable options for the purchase of 115,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(4) Including presently exercisable options for the purchase of 2,500 and 10,000 shares of Common Stock pursuant to the 1987 and 1995 Stock Option Plans, respectively.

(5) Including presently exercisable options for the purchase of 750 and 11,250 shares of Common Stock pursuant to the 1987 and 1995 Stock Option Plans, respectively.

(6) Including presently exercisable options for the purchase of 10,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(7) Including presently exercisable options for the purchase of 5,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(8) Dr. David F. Ranney, 3539 Courtdale Drive, Dallas, Texas, 75234 is known to be the beneficial owner of more than five percent of the Common Stock of the Company.

(9) Mr. Nicholas Madonia owns 940 shares of Common Stock. Mr. Madonia is the trustee of the Sentinel Charitable Remainder Trust ("Sentinel"), 30 Outwater Lane, Garfield, New Jersey, which is known to Access to be the beneficial owner of more than five percent of the Common Stock. Currently, 77,239 shares of Common Stock are held by Sentinel.

     Mr. Madonia is also the trustee of the Century Charitable Remainder Trust, the Ocean Charitable Remainder Trust, the Frontier Charitable Remainder Trust, the Beacon Charitable Remainder Trust, the Freedom Charitable Remainder Trust, the Oak Charitable Remainder Trust and the Celestial Charitable Remainder Trust (together, the "Charitable Remainder Trusts"). The Charitable Remainder Trusts are known by Access to be the beneficial owners of an aggregate of 46,511 shares of Common Stock and as such Mr. Madonia, as trustee is deemed to be a beneficial owner of the securities held by them. Mr. Madonia is also the trustee of the Blech Family Trust, beneficial owner of 146,194 shares of Common Stock, and as such may be deemed to be a beneficial owner of the securities held by it. Mr. Madonia disclaims beneficial ownership of all shares held by the trusts. The information set forth in this footnote is based on a Schedule 13D filed by Mr. Madonia on April 9, 1997.

(10) Mr. Richard Stone, 44 West 77th Street, New York, New
     York, 10024, owns 123,404 shares of Common Stock and has warrants to purchase 98,473 shares of Common Stock at $3.00 per share with expiration dates between April 1 and July 30, 2003, is known to be the beneficial owner of more than five percent of the Common Stock of the Company. Mr. Stone is a principal of the Placement Agent for the Company's 1998 private placements and the current ongoing 1999 private placement. The information set forth in this footnote is based on a Schedule 13D filed by Mr. Stone on September 29, 1998.



                              PROPOSAL 2

 AMENDMENT OF 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
                        ISSUABLE UNDER THE PLAN

The Board of Directors of Access has authorized, subject to Stockholder ratification, and only effective upon the closing or cancellation of the Offering (as defined below), an amendment to the 1995 Stock Option Plan, as amended ("the Plan"), which would provide for the ability of the Compensation Committee to issue options to officers, directors, employees and consultants to purchase Common Stock of the Company in the aggregate amount equal to seventeen percent (17%) of the total outstanding shares of Common Stock of the Company after the final closing of the Offering or cancellation of the Offering. Currently, the Plan authorizes the issuance of up to 548,271 shares of Common Stock.

     The Company has engaged an investment bank to assist the Company to raise a minimum of $3,000,000 and a maximum of $8,000,000 through a private placement of Common Stock at a proposed price of $3.00 per share (the "Offering"). There can be no assurance that the Offering will be successful or that the terms of the Offering will not be required to be modified in order to effect a closing of the Offering.

          On March 1, 1999, the Company and a wholly owned subsidiary of the Company entered into a merger agreement with Virologix Corporation ("Virologix"), whereby upon consummation of the merger, Virologix will become a wholly owned subsidiary of the Company. The closing of the merger is subject to certain conditions, including the condition that the Company raise at least $3.0 million in equity financing. Virologix is a privately held company focused on the development of product candidates for the prevention and treatment of viral diseases, including HIV. Under the terms of the agreement, the Virologix shareholders will receive 1,000,000 shares of Common Stock of the Company. It is anticipated that the closing of the acquisition will take place during the second quarter of 1999.

The purpose of the Plan is to provide for the issuance of Access Common Stock to allow for grants to officers, directors, employees and consultants of the Company. As of April 29, 1999 there were options outstanding under the Plan to purchase an aggregate of 301,500 shares of Access Common Stock. The Plan was adopted on January 25, 1996 and replaced the 1987 Stock Awards Plan. No further grants have been or can be made under the 1987 Stock Awards Plan. There are currently options outstanding under the Company's 1987 Stock Awards Plan to purchase an aggregate of approximately 40,530 shares of Access Common Stock.

     Subject to the closing of the Offering, and assuming a closing of the Virologix merger, the total shares of Common
Stock of the Company (i) outstanding, and (ii) issuable under the Plan, depending on the amount raised, would be approximately as follows:

 Amount Raised   Total Shares  Options Issuable   Options Outstanding
In the Offering   Outstanding   Under the Plan       Under the Plan
---------------  -----------   ----------------   --------------------
 $ 3,000,000      5,429,000         923,000             301,500
 $ 5,500,000      6,263,000       1,065,000             301,500
 $ 8,000,000      7,096,000       1,206,000             301,500

The Board of Directors believes that the proposed amendment to the Plan would put the Company in line with other biomedical companies at a similar stage of development as the Company with respect to the number of options issuable and outstanding under its stock option plans and give the Company the ability to attract and maintain qualified employees.

General. The Plan authorizes the granting of "incentive stock options" as defined in Section 422A of the Code and non-qualified stock options. See "Administration."

Securities Subject to the Plan and Market Value. Under the Plan, options currently may be granted covering up to an aggregate of 548,271 shares of Common Stock. The Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan in the event of a stock split, stock dividend, or certain other similar changes in the Common Stock, and in the event of a reorganization, merger, consolidation or certain other types of recapitalization of the Company.

Eligibility to Participate. Any executive, other key employee or director of, or advisor or consultant to, the Company or of any of the Company's subsidiaries or parent corporation is eligible to be granted options under the Plan. No election by any such person is required to participate in the Plan.

Administration. The Plan is administered by a committee (the "Committee") consisting of two or more directors appointed by the Board. The Committee is authorized to determine which employees of the Company are executive or other key employees and select from among the executive or other key employees and the advisors the individuals to whom options are to be granted, to determine the number of shares to be subject to such options, to determine the terms and conditions of the options, all consistent with the terms of the Plan.

Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Code nor non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than ten years after it is granted and no other options shall be exercised more than ten years and one day after it is granted, and further provided that the exercise price of incentive stock options shall not be less than 100% of the fair market value of the Common Stock on the date of the grant. The reported closing price of the Common Stock on the OTC
Bulletin Board on April 28, 1998 was $3.25 per share.

Payment for shares purchased upon exercise of an option must be made in full in cash or by check, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or in Title
I of the Employee Retirement Income Security Act of 1974, as amended; provided that the Committee may grant options that are transferable without payment of consideration to immediate family members of the optionee or to trusts or partnerships for such family members the Committee may also amend outstanding options to provide for such transferability.

All options granted under the Plan terminate on the earliest of (a) the expiration of the term specified in the option document, which may not exceed ten years from the date of grant; (b) the expiration of three months from the date an option holder's employment or service with the Company or its subsidiaries or parent terminates for any reason other than disability or death; (c) the expiration of one year from the date an option holder's employment or service with the Company, its subsidiaries or its parent terminates by reason of such option holder's disability or death. The Committee, in its discretion, may provide for additional limitations on the term of any option.

Tax Aspects of the Plan. The following discussion is intended to briefly summarize the general principles of federal income tax law applicable to options granted under the Plan. A recipient of an incentive stock option will not recognize taxable income under either the grant or exercise of an incentive stock option. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an incentive stock option, provided the option holder does not dispose of those shares within two years from the date the incentive stock option was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain on a sale of stock generally is taxed at a maximum rate of 20% or 28%, depending on the holding period. If the option holder satisfies requirements for capital gain treatment, then the Company will not be allowed a deduction by reason of the grant or exercise of an incentive stock option.

As a general rule, if the option holder disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (i) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (ii) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the incentive stock option. If an option holder pays alternative minimum tax with respect to the exercise of an incentive stock option, then the amount of such tax paid will be allowed as a credit against regular liability in a subsequent year to the extent that the regular liability exceeds the alternative minimum tax liability for such subsequent year. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

A recipient of a non-qualified stock option generally will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise, at the time of exercise of such options, over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN AS DESCRIBED ABOVE. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.


                               PROPOSAL 3

    AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN TO ADJUST THE
     NUMBER OF OPTIONS TO BE GRANTED TO NON-EMPLOYEE DIRECTORS


The Plan presently provides for formula grants to each director of the Company who is not an employee of the Company as follows: on the date the non-employee director is initially elected or appointed to the Board of Directors he/she receives a receives a non-statutory option to purchase 1,500 shares of Commons Stock and annually each director receives a non-statutory option to purchase 333 shares of Common Stock. The Board of Directors has authorized, subject to Stockholder ratification, an amendment to the Plan which would provide for the number of options to be granted to non-employee directors to be adjusted as follows: on the date the non-employee director is initially elected or appointed to the Board of Directors he/she receive a non-statutory option to purchase 20,000 shares of Commons Stock and annually each director would receive a non-statutory option to purchase 5,000 shares of Common Stock. Each such option would have an exercise price equal to the fair market value of the Common Stock on the date of grant.

The Board of Directors believes that the proposed amendment to the Plan would put the Company in line with other biomedical companies at a similar stage of development as the Company with respect to the number of options issuable to non-employee director under its stock option plan and give the Company the ability to attract and maintain qualified individuals to serve on the Board of Directors.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN AS DESCRIBED ABOVE. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.

                               PROPOSAL 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed, subject to ratification by the Stockholders at the Meeting, the accounting firm of Grant Thornton LLP as principal independent accountants for the Company for the fiscal year ending December 31, 1999. Grant Thornton LLP has served in this capacity since December 1998.

KPMG LLP was previously the principal accountants for Access Pharmaceuticals, Inc. On October 22, 1998, that firm resigned. The decision to change accountants was not recommended by the audit committee of the board of directors. In connection with the audits of fiscal years ended December 31, 1997 and 1996, and the subsequent interim period through October 22, 1998, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Effective December 15, 1998, the Company engaged Grant Thornton LLP, independent certified public accountants, as its principal accountants. During the last two fiscal years, the Company did not consult with Grant Thornton LLP regarding any of the matters or events set forth in
Item 304 (a) (2) (i) and (ii) of Regulation S-K.

Representatives of Grant Thornton LLP are not expected to be present at the Meeting but will be available to respond to appropriate questions concerning the 1998 audit in writing.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL OF GRANT THORNTON LLP. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS PRINCIPAL INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 1999.


                            OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board of Directors as of the date of this Proxy Statement should properly come before the meeting; (ii) a person not named herein is nominated at the meeting for election as a Director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and the Company's Charter and Bylaws, should come before the meeting; or (iv) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

           STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

The annual meeting of Stockholders in 2000 is expected to be held on or about June 27, 2000. Stockholder proposals, other than nominations for directors, must be received by the Company no later than January 11, 2000 to be considered for inclusion in the Company's proxy materials relating to that meeting. Nominations for election as director must be made by written notice to the Company not later than one hundred and twenty days in advance of the meeting.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND
RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE
PROVIDED FOR THAT PURPOSE AND ADDRESSED TO ACCESS
PHARMACEUTICALS, INC. c/o AMERICAN STOCK TRANSFER & TRUST CO.,
40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, A PROMPT
RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                         By Order of the Board of Directors,

                                         /s/ Herbert H. McDade, Jr.
                                         --------------------------
                                         Herbert H. McDade, Jr.
                                         Chairman of the Board of Directors

                      ACCESS PHARMACEUTICALS, INC.
          2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 14,1999, and revoking any proxy heretofore given, hereby appoints each of Herbert H. McDade, Jr. and Kerry P. Gray or either of them, proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of common stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at a Annual Meeting of Stockholders to be held Monday, June 28, 1999 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, New York 10019,
(212) 247-5100, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted FOR the Proposal.

In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any adjournment thereof as set forth in the Proxy Statement.

            (continued, and to be signed on the reverse side)
                            SEE REVERSE SIDE

[ X ]  PLEASE MARK YOUR VOTE THIS WAY

1. Election of Directors
   Nominee:  Max Link                              FOR     WITHHOLD AUTHORITY
                                                   [  ]          [  ]

2. Proposal to amend Company's 1995 Stock
   Option Plan to increase the number of           FOR     AGAINST    ABSTAIN
   shares issuable under the plan.                 [  ]      [  ]      [  ]

3. Proposal to amend Company's 1995 Stock
   Option Plan to adjust the number of
   options to be granted                           FOR     AGAINST     ABSTAIN
   to non-employee directors.                      [  ]      [  ]       [  ]

4. Proposal to ratify and approve the
   appointment of Grant Thornton LLP as the
   Independent Public Accountants of the Company
   for the year ending December 31, 1999.          FOR     AGAINST     ABSTAIN
                                                   [  ]      [  ]       [  ]

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the Stockholder. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Co. ("American Stock Transfer") at the address appearing on the attached envelope. American Stock Transfer's telecopy number is (718) 234-2287.

Shares Held: ___________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS,
INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE
STOCKHOLDER PRIOR TO EXERCISE.

Signature _______________     ________  ___________________________   _______
                                Date    Signature (if held jointly)     Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.